UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 20, 2018

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street     Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                ☐

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Underwriting Agreement

On September 20, 2018, Twin Disc, Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated, as representative of the underwriters named therein (the “Underwriters”), to issue and sell to the Underwriters 1,333,334 shares of the Company’s common stock (the “Shares”) in a public offering (the “Offering”) pursuant to a Registration Statement on Form S-3 (File No. 333-227130) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2018 at a public offering price of $22.50 per share. The Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 200,000 shares of its common stock on the same terms and conditions as the Shares. The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $28,000,000 (or approximately $32,230,000 if the Underwriters exercise in full their option to purchase additional shares).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters and termination and other customary provisions.

Amendment of Credit Agreement

On September 20, 2018, the Company entered into an amendment (the “Amendment”) to the June 29, 2018 credit agreement between the Company and BMO Harris Bank, N.A. (the “Credit Agreement”).  The Amendment revises the Company’s prepayment obligation under the Credit Agreement, which prior to the Amendment would have required the Company to apply all of the net cash proceeds of the Offering first toward any outstanding term loan under the Credit Agreement until such term loan is paid in full, then toward any revolving loans under the Credit Agreement. Under the Amendment, the Company and BMO Harris Bank, N.A. may separately agree as to how certain prepayments, including prepayments using the net cash proceeds of the Offering, may be applied.

The above descriptions of the Underwriting Agreement and the Amendment are qualified in their entirety by reference thereto, copies of which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On September 20, 2018, the Company announced the pricing of the Shares sold in the Offering. The full text of the press release issued in connection with the announcement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

von Briesen & Roper, s.c., counsel to the Company, has issued a legal opinion with respect to the Shares sold in the Offering. A copy of such opinion, including the consent included therein, is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated September 20, 2018, by and between Twin Disc, Incorporated. and Robert W. Baird & Co. Incorporated
1.2	First Amendment to June 29, 2018 Credit Agreement between Twin Disc, Incorporated and BMO Harris Bank, N.A.
5.1	Opinion of von Briesen & Roper, s.c.
23.1	Consent of von Briesen & Roper, s.c. (included in Exhibit 5.1)
99.1	Press release issued by Twin Disc, Incorporated on September 20, 2018

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 21, 2018	Twin Disc, Incorporated

_/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary